                                                                    EXHIBIT 3.16

                                     BYLAWS

                                       OF

                       NORTH AMERICAN RUBBER, INCORPORATED

                            (As Amended July 1, 1986)

                                TABLE OF CONTENTS

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                                        ii

                                   ARTICLE I
                                    OFFICES

     Section 1. Registered Agent and Office. The Resident Agent is the CT
Corporation System located at Republic National Bank Building, 1601 Elm Street,
Dallas, Texas 75201.

     Section 2. Principal Office. The Corporation's principal office and place of business shall be in the City of Findlay, County of Hancock, State of Ohio.
The Corporation may have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

     Section 1. Place of Meeting. All meetings of shareholders shall be held in the City of Findlay, Ohio, at such place as may be fixed from time to time by the Board of Directors, or at such other place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2. Annual Meeting; Notice. The annual meeting of shareholders shall be held at 9:30 o'clock a.m. on the first Tuesday in May in each year, if such day is not a legal holiday, but if a legal holiday, it shall be held on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Written notice of the annual meeting stating the place, date and time of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. At such meeting or any adjournment thereof, the shareholders shall elect, by a plurality vote, by ballot, a Board of Directors and shall transact such other business as may be properly brought before the meeting.

     Section 3. Quorum; Adjournment. The holders of the majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be

requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than two days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 4. Vote - Majority, Other. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 5. Vote - Proxies, Qualification. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such a shareholder and bearing a date not more than three years prior to said meeting unless said instrument provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been

closed or a date shall have been fixed as the record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the
Corporation within the twenty days next preceding such election of directors.

     Section 6. Stock Ledger. The Secretary shall have charge of the stock ledger of the Corporation and shall cause to be prepared, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the
Corporation in Findlay, Ohio. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 7. Special Meetings. Special meetings of the shareholders may be called only by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

     Section 8. Special Meetings - Business. Business transacted at all special meetings shall be confined to the objects stated in the notice.

     Section 9. Special Meetings - Notice. Written notice of a special meeting of shareholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten nor more than sixty days before such meeting, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation.

     Section 10 Inspectors of Election. (A) The Board of Directors, in advance of any meeting of shareholders or of the holders of any class of stock, may appoint inspectors of election to act at such meeting or any adjournment thereof. (B) If inspectors are not so appointed, the officer or person acting as chairman of such meeting may, and on the request of any shareholder entitled to vote at such meeting or his proxy shall, make such appointment. (C) In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. (D) If there are three or more inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all.
(E) The inspectors shall determine the number of shares outstanding with respect to each class entitled to vote at such meeting, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots, consents, waivers or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers and releases; determine, certify to the Secretary who will announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. (F) On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. (G) The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. Authority; Number; Election. The property and affairs of the
Corporation shall be managed by or under the direction of its Board of
Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the

Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The number of directors constituting the entire Board of Directors shall be not less than three nor more than six, as fixed from time to time exclusively by a vote of a majority of the Board of
Directors. Directors need not be shareholders. Directors elected by the shareholders shall serve a term of one (1) year, and they shall hold office until their successors are chosen and qualified.

     Section 2. Meetings - Location. The directors may hold their meetings and have one or more offices and may keep the books of the Corporation outside of
Texas at the principal office of the Corporation in the City of Findlay, State of Ohio, or at such other place as they may from time to time determine.

     Section 3. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created Directorships by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any
Directors so chosen shall hold office until the next election at which their successors are elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent
Director.

     Section 4. Committees - Composition, Powers. The Board of Directors may, by
resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the

Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the
Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
Such committee or committees shall have such a name or names as may be determined from time to time by resolution of the Board of Directors.

     Section 5. Committees - Reports. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

     Section 6. Compensation. Unless otherwise restricted by the Articles of
Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors, and a stated fee as a director. No such payment shall preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 7. Organization Meeting. The first meeting of each newly elected
Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed

by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the
Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board, upon the giving to each director of not less than ten nor more than ninety days notice thereof before the date of the meeting.

     Section 9. Special Meetings. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by telegram, or by telephone to be confirmed by mail; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     Section 10. Quorum. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of
Directors, except as may be otherwise specifically provided by statute or by the
Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Polling. Unless otherwise restricted by the Articles of
Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV
                                     NOTICES

     Section 1. Notice. Whenever, under the provisions of the statutes or of the
Articles of Incorporation or of these Bylaws, unless otherwise provided, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the
United States mail.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall he deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Election; General Provisions. The officers of the Corporation shall be elected by the Board of Directors, and they shall elect a President and
Chief Executive Officer, an Executive Vice President, a Secretary and a
Treasurer. Other officers may be elected or appointed by the Board of Directors as it may deem necessary. Any person may hold any number of offices at the same time except that the office of President and Chief Executive Officer and the office of Secretary shall not be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation or by these
Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 2. Time of Election; Board Membership. The Board of Directors shall elect the officers at the first meeting of the Board of Directors held after the annual shareholders meeting.

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The President and Chief Executive Officer shall be, but the other officers need not be, elected from among the members of the Board.

     Section 3. Appointment. The Board may appoint, at its discretion, one or more Assistant Secretaries, Assistant Treasurers, Assistant General Counsels,
Assistant Controllers, and such other assistant officers as it may deem necessary.

     Section 4. Salaries. The salaries of all officers and agents of the
Corporation shall be fixed by the Board of Directors.

     Section 5. Term of Office; Removal; Vacancies. The elected officers of the
Corporation shall hold office until their successors are elected and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of the majority of the whole Board of Directors. In the event of a vacancy in any office by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors shall or may elect a successor or successors, in accordance with Section 1. of this Article V., who shall hold office in accordance with the provisions of this Section 5.

     Section 6. President and Chief Executive Officer. The President shall preside at all meetings of the shareholders and at all meetings of the Board of
Directors. The President shall be the Chief Executive Officer and, as such, shall have general and active management of the business of the Corporation and over its several officers, and shall see that all orders, resolutions or directives of the Board are carried into effect. He shall, unless such authority is otherwise delegated by the Board, execute bonds, mortgages, other contracts requiring a seal under the seal of the Corporation, and any other documents in the name of the Corporation. The President shall

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be ex-officio member of all management committees and shall have such other powers and duties as may be assigned to him by the Board.

     Section 7. Executive Vice President. The Executive Vice President shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the Executive Vice President shall perform the duties and exercise the powers of the President.

     Section 8. Vice Presidents. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President and the
Executive Vice Presidents, perform the duties of the President and shall perform such other duties as the Board of Directors shall prescribe.

     Section 9. Assistant Vice Presidents. The Assistant Vice Presidents shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors.

     Section 10. Secretary. The Secretary shall serve as Secretary of and shall attend all meetings of the Board of Directors and all meetings of the shareholders, and he shall record all votes and the minutes of the proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may pertain to his office or are assigned to him by the Board of Directors or any officer to whom he is responsible. He shall keep in safe custody the seal of the Corporation and when authorized by the Board, the Secretary or Treasurer shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or
Treasurer so affixing the seal. The Secretary shall be sworn to the faithful discharge of his duty. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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     Section 11. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

     Section 12. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the
Corporation in such depositories as may be designated by the Board of Directors.
He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In the event no Controller shall have been duly elected and qualified, the Treasurer shall assume the duties and powers of the
Controller. He shall give the Corporation a bond if required by the Board of
Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 13. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority (except as otherwise designated by the Board), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of
Directors shall prescribe.

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     Section 14. General Counsel. The General Counsel shall have charge of all legal matters of the Corporation, and shall have such other duties as may be assigned to him from time to time by the Board of Directors. Section 15
Assistant General Counsels. The Assistant General Counsels, in the order of their seniority (except as otherwise designated by the Board), shall, in the absence or disability of the General Counsel, perform the duties and exercise the powers of the General Counsel, and shall perform such other duties as the
Board of Directors shall prescribe.

     Section 16. Controller. The Controller shall have direct charge, supervision and control of all matters of auditing, accounting and bookkeeping.
He shall render financial statements and reports to the Board of Directors at regular intervals and whenever called upon to do so by the Board, and shall perform such other and further duties as the Board of Directors shall prescribe.

     Section 17. Assistant Controllers. The Assistant Controllers, in the order of their seniority (except as otherwise designated by the Board), shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as the Board of
Directors shall prescribe.

                                   ARTICLE VI
                       DUTIES OF OFFICERS MAY BE DELEGATED

     In the case of absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

                                  ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil,

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criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the
Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income
Security Act of 1974 or penalties and amounts paid or to be paid in settlement)
reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding
(or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Texas Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a

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director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the
Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Texas Business Corporation Act.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

     Section 1. Form of Certificate; Signatures. Every holder of stock in the
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Treasurer or an
Assistant Treasurer, or the Secretary or an Assistant Secretary of the
Corporation, certifying the number of shares owned by him in the Corporation.
The Certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. If the Corporation shall be authorized to issue more than

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one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the
Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Article 2.19 of the Texas Business
Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Transfer of Stock. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the older certificate and record the transaction upon its books.

     Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or

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entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of
Directors may fix a new record date for the adjourned meeting.

     Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

     Section 6. Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such a manner as the Board of
Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed

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may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

     Section 7. Transfer Agents and Registrars. The Board of Directors may
appoint, or revoke the appointment of, transfer agents and registrars, and may require all certificates for stock to bear the signatures of such transfer agents and registrars or any of them.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the capital stock.

     Section 2. Dividend Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the
Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year shall begin on the first day of
January in each year.

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     Section 5. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by the vote of shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

     Section 6. Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the state of incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                                   AMENDMENTS

     To the extent permitted by the Articles of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the
Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

                                       20

                                     AMENDED

                                 CODE OF BY LAWS

                                       OF

                       NORTH AMERICAN RUBBER, INCORPORATED

                                       21

                                   ARTICLE XI

     Section 1. Name. The name of the Corporation shall be North American
Rubber, Incorporated ("Corporation").

     Section 2. The Principal Office. The resident agent of the Corporation shall be G. William Thorsby and the post office address of the principal office of the Corporation shall be 1974 South Alamo Street, San Antonio, Texas, or such other person and place as shall, from time to time, be designated by the
Corporation.

     Section 3. Seal. The Corporation shall have no need to adopt or to use a corporate seal, but it may do so if it shall so elect. If a seal is adopted, its use shall not be mandatory unless the Board of Directors shall otherwise determine.

     Section 4. Accounting. The fiscal year of the Corporation shall end on
12/31.

     Section 5. Effective Date. The within amended By-Laws of the Corporation shall be effective as of their adoption by the Board of Directors of the
Corporation.

                                  ARTICLE XII

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Meetings of the shareholders of the
Corporation shall be held at the office of the Corporation or at such place, within or outside the State of Texas, as may be specified in the respective notices, or waivers of notice, thereof.

     Section 2. Annual Meetings. The annual meeting of the shareholders of the
Corporation shall be held at 10:00 A.M. on the last occurring Monday of February each year, if such day is not a legal holiday, and if a holiday, then on the following legal day.

     Section 3. Special Meetings.

     1.   Special meetings of the shareholders may be called at any time by the
          Board of Directors or by the Chief Operating Officer upon his own motion or upon the

                                       22

          written request of the shareholders holding not less than one-tenth
          (1/10) of the shares of stock of the Corporation entitled to vote at a shareholders' meeting.

     2.   At special meetings of the shareholders no business other than that for which the meeting is called shall be transacted unless the notice stipulates that if all the shareholders are represented at such meeting, either in person or by proxy, or shall waive notice of the meeting, that other business may be brought before the meeting. In such event, any business which is proper to come before shareholders'
          meetings may be brought up by the shareholders and acted upon.

     Section 4. Notice of Meeting. A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Chief Operating Officer or Secretary of the Corporation to each holder of shares of stock of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation not less than ten
(10) nor more than fifty (50) days prior to such meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver shall set forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

                                  ARTICLE XIII

                          VOTING RIGHTS OF SHAREHOLDERS

     Section 1. Voting Rights. Every person or entity holding shares of common stock of the Corporation shall have the right at all meetings of the shareholders to one vote for each share of stock standing in his, her or its name on the books of the Corporation; provided, however, that with respect to the election of the Directors of the Corporation, the shareholders of the
Corporation shall have the following elective or voting rights:

     Shareholder The Curtis Publishing Company, a corporation organized and existing under the laws of the State of Pennsylvania in the United States of
America, or, any Affiliate thereof to whom Shareholder The Curtis Publishing
Company assigns or transfers its voting rights or shares (hereinafter
Shareholder The Curtis Publishing Company, or its transferees or assigns, as the case may be, are collectively referred to as "Shareholder Curtis"), shall at all times have the

                                       23

right to nominate, appoint and elect, maintain in office or remove and replace, all at will and without the approval or consent of Shareholder Fortex
Corporation N.V., a corporation organized and existing under the laws of the
Netherlands Antilles, or its Affiliated transferee or assignee thereof, as the case may be, (hereinafter Shareholder Fortex Corporation N.V., or its transferees or assigns as the case may be, are collectively referred to as
"Shareholder Fortex"), but Shareholder Fortex, or its Affiliated transferee or assignee, will give such approval and vote in favor thereof (if requested or instructed by Shareholder Curtis), three (3) of the five (5) Directors of the
Corporation, and Shareholder Fortex shall have the same rights with respect to the remaining two (2) Directors.

     Section 2. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder to a designated attorney in fact.

     Section 3. Quorum. At any meeting of the shareholders a majority of the shares of common stock outstanding and entitled to vote at such meeting, represented in person or represented by proxy, shall constitute a quorum.

     Section 4. Majority Vote. At all meetings of shareholders all questions other than the nomination, appointment and election of the Directors and those items or events included within the significant Decisions as hereinafter defined, shall be determined by a majority vote of the shares present in person or represented by proxy at the meeting, except as may be otherwise provided by law.

     Section 5. Closing Books. Only such persons or entities shall be entitled to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation ten (10) days next preceding the date of such shareholders' meeting.

                                   ARTICLE XIV

                             THE BOARD OF DIRECTORS

     Section 1. Number. There shall be five (5) Directors of the Corporation.
The number of Directors shall not be increased or decreased without amendment of these By-Laws.

     Section 2. Powers of Board of Directors. The Board of Directors shall be the managers of the Corporation and shall have power to conduct the affairs of the Corporation in such manner as

                                       24

may comply with the laws of the State of Texas and the Articles of Incorporation of the Corporation. Subject to the provisions concerning Significant Decisions
(hereinafter defined), the Directors may cause the Corporation to undertake one
(1) or more businesses in fields similar to the businesses previously conducted by the Corporation or in new enterprises or in other areas. The individual members of the Board of Directors shall not be liable for any actions taken by the Board of Directors, unless they shall have acted with gross negligence or out of wanton misconduct in causing or permitting such action to be taken without making due objection thereto.

     Section 3. Election and Qualification. Directors need not be shareholders.
At the annual meeting of the shareholders, Directors shall be elected as provided herein. Such Directors shall serve for a term of one (1) year, and they shall hold office until their successors are chosen and qualified.

     Section 4. Removal of Directors and Vacancies. A member of the Board of
Directors may be removed, with or without cause, only by the Shareholder that elected or appointed such member pursuant to the rights set forth herein, and only upon thirty (30) days' written notice to the Secretary of the Corporation setting forth the name of the Director so removed and the name and mailing address of the person chosen by such Shareholder to replace the removed Director as a member of the Board of Directors and setting forth a specific date upon which the appointment shall be effective. Such successor Director shall thereafter serve as a fully-empowered member of the Board of Directors until the next annual meeting of the Shareholders or until his successor shall have been chosen and qualified. If for any other reason, such as the death or resignation of a Director, a vacancy arises in the Board of Directors, then the Shareholder that elected or appointed the Director, the loss of which created the vacancy, shall immediately appoint a

                                       25

successor Director by notice in writing to the Corporation thereof, and such successor Director shall thereafter serve as a fully-empowered member of the
Board of Directors until the next annual meeting of the Shareholders or until his successor shall have been chosen and qualified.

     Section 5. Quorum. Four (4) members of the Board of Directors shall be necessary to constitute a quorum for the transaction of any business connected with the events, decisions and other items described below (herein referred to as "Significant Decisions"):

          (i)  Any amendment to the Articles of Incorporation, By-Laws or other corporate documents of the Corporation, as the case may be;

          (ii) Any material change in the basic business of the Corporation;

          (iii) The authorization, issuance or sale by the Corporation of any shares of capital stock or other equity securities, of any securities convertible into capital stock or other securities or of any option, warrant or other right to acquire any capital stock or other equity securities or the approval of or entry into any agreement or commitment directly or indirectly relating to any of the foregoing;

          (iv) The incurrence by the Corporation of any additional capital indebtedness amounting to more than $50,000 in any instance or
               $200,000 in the aggregate;

          (v)  Any call for loan contributions or contributions in any other form from the Shareholders pursuant to Section 3 of a certain
               Contribution Agreement between the Shareholders, a copy of which is attached hereto as Exhibit "A" (hereinafter referred to as the
               "Contribution Agreement");

          (vi) Any change in the amounts of the $75,000 annual fees specified in
               Section 5.B of a certain Master Agreement between the
               Shareholders, a copy of which is attached hereto as Exhibit "B"
               (hereinafter referred to as the "Master Agreement");

          (vii) Any merger or consolidation with any other corporation or any action relating thereto;

          (viii) Any sale or disposition of all or substantially all the assets of the Corporation or any action relating thereto;

          (ix) Any dissolution or liquidation of the Corporation (except pursuant to and in accordance with the Master Agreement,
               hereinafter referred to as the "Master Agreement");

                                       26

          (x)  The declaration or payment of any cash or other dividend;

          (xi) The repurchase or redemption of any outstanding shares of capital stock;

          (xii) The approval of any capital expenditure, or series of related capital expenditures, involving the direct or indirect payment by the Corporation or any commitment to pay more than $50,000;

          (xiii) The employment, fixing of terms of employment or termination of any Chief Executive Officer, Chief Operating Officer (subject to
               Section 5 of the Master Agreement) or Chief Financial Officer of
               the Corporation;

          (xiv) The granting, revocation or other modification of any power-of-attorney or other authorization in favor of any officer, attorney-in-fact or agent of the Corporation. (All such
               powers-of-attorney and other authorizations in effect on the date of these By-Laws shall, unless otherwise expressly agreed to by the Shareholders pursuant to the provisions of the next preceding phrase, be revoked forthwith.);

          (xv) Appointment or dismissal of auditors of the Corporation. The auditors of the Corporation will be Arthur Andersen & Co. (until a substitute or substitutes of such firm of certified public accountants is appointed pursuant to the provisions of the next preceding phrase);

          (xvi) Approval of the Corporation or entry into any transaction or agreement involving the Corporation on the one hand and any shareholder, any Affiliate of any shareholder, any officer, director or shareholder of the Corporation or any Affiliate of any such officer, director or shareholder on the other hand.

          (xvii) Renewal or extension of the Master Agreement, if its termination is brought about pursuant to clauses (i) or (iii) of
               Section 15 thereof, for a like period.

     Any Significant Decision will be deemed to have been approved by the Board of Directors of the Corporation and will be put into effect by the Corporation only if it is approved by a number of Directors constituting at least a majority of all the Directors plus one. (By way of example, the vote of four directors so long as the Board of Directors of the Corporation remains as now constituted).
The purpose of this requirement is to insure that any Significant Decision has the approval or concurrence of at least one Director nominated by Shareholder
Curtis and of at least one Director nominated by Shareholder Fortex.

     Any business of the corporation not included within the areas covered by the Significant Decisions may be transacted by a quorum consisting of only three
(3) members of the Board of Directors, of which quorum a majority shall be necessary to act on any such business.

                                       27

     Section 6. Annual Meeting. The Board of Directors shall hold its regular annual meeting immediately following the annual meeting of the shareholders, and at the same place, unless notice to the contrary has been given. The annual meeting shall be for the organization of the Board of Directors and the election of officers, as well as for consideration of any other business that may be brought before the meeting. Notice of the annual meeting shall not be necessary.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time by a member of the Board of Directors or by the Chief
Operating Officer, upon one (1) day's notice given personally or upon three (3)
days' notice given by mail. Special meetings shall be held at such time and place, either within or outside the State of Texas, as shall be stated in the notice of the meeting, given to each Director, either personally, by mailing, or by telegram.

     Section 8. Waiver of Notice of Any Meeting. Notice of any meeting of the
Board of Directors may be waived in writing, signed by the person or persons entitled to such notice. Attendance by any Director at a meeting of the Board of
Directors, shall constitute a waiver of notice of such meeting.

     Section 9. Voting Rights. Each member of the Board of Directors, present in person at a meeting of the Board, shall be entitled to one (1) vote upon any and all questions properly coming before the meeting.

     Section 10. Deadlock. If with regard to the Corporation either all the directors nominated by Shareholder Curtis or all the directors nominated by
Shareholder Fortex vote in favor of, or state in writing that they support any
Significant Decision, but such Significant Decision is nevertheless not taken or approved for a period of 30 days or longer because of the provisions of these
By-laws or the Master Agreement, the Corporation will be in a "State of
Deadlock".

                                       28

                                   ARTICLE XV

                           DISSOLUTION AND LIQUIDATION

     Section 1. Circumstances Under Which The Corporation Will Be Dissolved And
Liquidated. The Corporation will be dissolved and liquidated in accordance with applicable laws under the following circumstances:

          (i)  By the mutual consent of Shareholder Curtis and Shareholder
               Fortex.

          (ii) By the unilateral decision of Shareholder Curtis if Shareholder
               Fortex commits or is involved in an "Event of Default" (as defined in the Master Agreement).

          (iii) By the unilateral decision of Shareholder Fortex if Shareholder
               Curtis commits or is involved in an "Event of Default" (as defined in the Master Agreement).

          (iv) By the decision of either Shareholder Curtis or Shareholder
               Fortex if a State of Deadlock occurs and continues for more than
               60 days after either Shareholder gives notice to the other
               Shareholder regarding the fact and nature of such State of
               Deadlock and the desire of the Shareholder giving such notice that the corporation be dissolved and liquidated. Notwithstanding such notice, dissolution and liquidation will not occur if within
               30 days after the giving of such notice either Shareholder gives a Notice (as defined in Section 3.A of a certain Buy-Sell
               Agreement between the Shareholders, a copy of which is attached hereto as Exhibit "C" and hereinafter referred to as the
               "Buy-Sell Agreement") and the provisions of Section 3 of the
               Buy-Sell Agreement are thereafter complied with.

     Section 2. Procedure on Liquidation. In the event of dissolution and liquidation of the Corporation, assets will be distributed and claims will be paid as provided by law. For purposes thereof, Shareholder Curtis will be considered and treated as a general unsecured creditor with respect to any accrued but unpaid portion of the fees contemplated by Section 5 of the Master
Agreement. In addition, to the fullest extent permitted by law, if at the time of distribution of assets upon liquidation either Shareholder Curtis on the one hand or Shareholder Fortex on the other hand, has defaulted in making any payment owed by it under the Contribution Agreement

                                       29

between the Shareholders; a copy of which is attached hereto as Exhibit A or the
Loans or the Loan Documents (as defined in the Contribution Agreement) (and such payment was not then made on its behalf by or under the guarantees contemplated by Section l.B.(vi) of the Master Agreement) but the other of Shareholder Curtis or Shareholder Fortex has then made the corresponding payment owed by it, the party which made such payment will be entitled to receive out of the proceeds of liquidation, before the defaulting party receives any such proceeds, and in preference to such defaulting party, such proceeds (in addition to those to which it would be entitled in the absence of this sentence) in an amount of a value equal to the full amount of such payment made by it. The intent of the preceding sentence is to provide to a non-defaulting party under the
Contribution Agreement an additional protection and remedy in addition to, and not in lieu of, any other remedy available to it as a matter of law or under any of the agreements between the Shareholders.

                                   ARTICLE XVI

                         THE OFFICERS OF THE CORPORATION

     Section 1. Chief Operating Officer President. The Corporation shall have no
President, but shall have a Chief Operating Officer who shall also hold the office and title of President of the Corporation and who shall perform the tasks and have the duties normally associated with the office of a corporate president. The Chief Operating Officer of the Corporation shall be appointed and maintained in office at the pleasure of Shareholder Curtis (however, the person chosen by Shareholder Curtis must be approved by Shareholder Fortex) unless such person dies, becomes disabled, resigns, retires or is removed by the Board of
Directors for reasonable cause.

     Section 2. Election of the Other Officers. At its annual meeting, the Board of Directors may elect a Chairman of such Board and it shall elect a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice
Presidents of whom one may be elected as Executive

                                       30

Vice President, and such other officers and assistants or employees as it may decide upon. Such officers shall hold office until the next annual meeting of the Board of Directors following their election and until their respective successors shall be elected and qualified, unless sooner displaced by the Board.
Any two (2) or more offices may be held by the same person, except that the duties of the Chairman of the Board, the Chief Operating Officer, or Executive
Vice President and those of the Secretary shall not be performed by the same person.

     Section 3. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, or otherwise, the same shall be filled by Shareholder Curtis or the Board of Directors, as applicable, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section 4. Removal. The Board of Directors may, by a majority plus one vote of the whole Board, remove any officer other than the Chief Operating Officer.

     Section 5. The Chief Operating Officer. The Chief Operating Officer shall exercise the general control and supervision over the affairs of the Corporation and over the officers, agents and employees of the Corporation and the Chief
Operating Officer shall be the General Manager of the business of the
Corporation. The Chief Operating Officer shall have power to suspend any officer elected by the Board of Directors until the next meeting of the Board of
Directors, to which meeting the Chief Operating Officer shall report his actions and the reasons therefor, and in the event of any suspension or the death, absence or inability to act of any such officer, the Chief Operating Officer may act for or may appoint some person to fill such office, until the next meeting of the Board of Directors. The Chief Operating Officer shall sign all
Certificates for shares of stock.

                                       31

     Section 6. Secretary. Except as otherwise provided by resolution of the
Board of Directors from time to time, the Secretary shall perform all the duties customary to that office. He shall have the care and custody of all the papers, books and records of the Corporation and its corporate seal, or he may entrust custody of the same to one of the other officers. The Secretary shall prepare and enter in the minute book of the Corporation the minutes of all the meetings of the Directors and the shareholders; and shall issue notices of all meetings to the shareholders and to the members of the Board of Directors. The Secretary shall attest to all certificates for shares of stock and, when necessary, he shall normally perform the function of the Secretary in attesting to the signature and capacity of the corporate officers in signing and executing instruments and other documents for and on behalf of the Corporation.

     Section 7. Treasurer. The Treasurer shall perform all the duties customary to that office and shall supervise the handling of all money, accounts and securities belonging to the Corporation. He shall keep and have the custody of such books and records as may be required to show the operating and financial condition of the Corporation, and which otherwise may be required for the business purposes of the Corporation. The duties of Treasurer may be performed by any of the other Officers of the Corporation.

     Section 8. Other Officers. Other officers, including one or more Vice
Presidents, Assistant Secretaries or other officers of any title, may be elected by the Board of Directors and they shall have such powers and duties as may be determined by the Board of Directors.

     Section 9. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, a majority of the whole Board may transfer or delegate the powers or duties of such officer to any other officer or to any officers for the time being.

                                       32

     Section 10. Salaries. The Board of Directors may at its discretion fix the salaries of all officers.

                                  ARTICLE XVII

                           AUTHORIZED SHARES OF STOCK

     Section 1. Certificates. Each holder of stock of the Corporation shall be entitled to a certificate, signed by the Chief Operating Officer or Vice
President, and by the Secretary or an Assistant Secretary, certifying the number of shares owned by him, in such form as shall be approved from time to time by the Board of Directors.

     Section 2. Transfer of Shares. The stock of the Corporation shall be transferable on the books of the Corporation upon surrender of the Certificate or Certificates representing such shares, properly endorsed, by the registered holder in person or by his duly authorized attorney.

                                  ARTICLE XVIII

                             EXECUTION OF DOCUMENTS

     The Chief Operating Officer, Executive Vice President, or Vice President,
Secretary, or Treasurer, shall, in the Corporation name, sign all deeds, leases, contracts, mortgages, notes, and other instruments that may be entered into by the Corporation. The signatures of two officers shall not be necessary to bind the Corporation.

                                   ARTICLE XIX

                                   AMENDMENTS

     These By-Laws may be rescinded, changed or amended, only upon the approval of four (4) or more members of the Board of Directors at any regular or special meeting of the Board of Directors.

                                   ARTICLE XX

                       THE TEXAS BUSINESS CORPORATION ACT

     The provisions of The Texas Business Corporation Act, applicable to any of the matters not specifically covered by these By-Laws, are hereby, by reference, incorporated in and made a part of these By-Laws.

                                       33

                                   ARTICLE XXI

                    RESTRICTIONS ON TRANSFERABILITY OF STOCK

     Section 1. Sale of Shares. No Shareholder may sell, transfer, assign, pledge or otherwise dispose of or encumber any shares of the Corporation or any interest therein except in accordance with the Buy-Sell Agreement. In addition, no Shareholder will take any action with respect to any share of the Corporation which would violate or require registration under the Securities Act of 1933, the Securities Act of Texas or any other security statute.

     Each certificate representing any shares of the Corporation will be marked with the following legend:

          "This certificate and the shares represented hereby are subject to a
          Buy-Sell Agreement among The Curtis Publishing Company, Grupo Supra,
          S.A. de C.V. and Fortex Corporation N.V. dated as of December 6, 1984
          ("Agreement"), and to the Other Agreements (as defined in a Master
          Agreement dated December 6, 1984 between the same parties and Rio
          Grande SerVaas, S.A. de C.V. and North American Rubber Incorporated),
          which impose restrictions on any sale, transfer, assignment, pledge or hypothecation hereof and thereof and grant certain rights of first refusal. Any transaction which violates such Agreements will be void.
          A copy of each of the Agreements is available for inspection at the principal registered office of the issuer. In addition, no such transactions may be undertaken unless in the prior written opinion of counsel satisfactory to the issuer such transaction would not violate or require registration under any securities statute."

     Section 2. Transfer by Operation of Law. No stock in this Corporation shall be pledged, assigned, or otherwise transferred in any manner except as herein provided by the By-Laws of this Corporation.

                                       34

                                   Exhibit "A"
                            Contribution and Guaranty
                                    Agreement

          This contribution and guaranty agreement ("Agreement" or "Contribution
Agreement") dated as of December 6, 1984 among The Curtis Publishing Company, a
Pennsylvania corporation ("Curtis"), Grupo Supra, S.A. de C.V., a Mexican corporation ("Supra"), and Fortex Corporation N.V., a Netherlands Antilles
corporation ("Fortex"), evidences that in consideration of the mutual promises and obligations specified in this Agreement and for other sufficient consideration, the receipt of which is acknowledged, the parties to this
Agreement agree as written below.

               (A)  Background.

                    (1)  As of the date of this Agreement Supra and Fortex
                         respectively are subscribing for and purchasing certain
                         shares of capital stock of Rio Grande SerVaas, S.A. de
                         C.V., a Mexican corporation ("RGS"), and of North
                         American Rubber Incorporated, a Texas corporation
                         ("NARI"), all of whose shares were previously owned by
                         Curtis. As part of the consideration for such
                         subscription and purchase and in order to induce Curtis
                         to enter into and permit such transaction, Supra and
                         Fortex have agreed to enter into this Agreement.

                    (2)  Prior to the date of this Agreement, Curtis has
                         guaranteed certain indebtedness ("Guaranteed
                         Indebtedness") of NARI to First National Bank of Eagle
                         Pass, Texas, American Fletcher National Bank & Trust
                         Company of Indianapolis, Indiana, and Alamo National
                         Bank of San Antonio, Texas, all of which is summarized
                         (as to amount outstanding, amount authorized, nature
                         and other matters) on Schedule 1.B(i). Curtis has also
                         borrowed $400,000 ("Capital Loan") from American
                         Fletcher as summarized on Schedule 1.B(ii) and loaned
                         such proceeds to NARI. Finally, Curtis is indebted to
                         Crawford Enterprises, Inc. in the amount of $400,000
                         ("Purchase Loan") as a result of its purchase of shares
                         of RGS as summarized on Schedule 1.B(iii). The
                         Guaranteed Indebtedness, the Capital Loan and the
                         Payment Loan are sometimes referred to herein as the
                         "Loans."

               (B)  Partial assumption of duty to make payments.

                    (1)  Supra and Fortex hereby jointly and severally agree to hold Curtis harmless from one-half of the dollar amount
                         of each payment ("Payment") which Curtis is required to
                         make

                         under and with respect to the Guaranteed Indebtedness,
                         the Capital Loan and the Purchase Loan. With respect to
                         the Guaranteed Indebtedness, the Capital Loan and the
                         Purchase Loan, prior to making or requiring that Supra
                         or Fortex contribute to any Payment with respect to
                         which Supra and Fortex will be liable hereunder, Curtis
                         will use its best efforts in good faith to cause RGS or
                         NARI, as the case may be, to make payment directly.

                    (2)  At least ten business days prior to requiring that
                         Supra or Fortex deliver any Payment in regard to the
                         Guaranteed Indebtedness, the Capital Loan, or the
                         Purchase Loan, pursuant to the preceding paragraph,
                         Curtis will give each of Supra and Fortex a written
                         notice pursuant to Section 8(d), describing accurately
                         and in reasonable detail the nature and total amount of
                         the payment made or to be made and the reason for
                         non-payment thereof by RGS or NARI and providing
                         reasonable evidence that Curtis (x) has made the
                         Payment in full or in an amount in excess of one-half,
                         (y) has made its one-half of such Payment or (z) will
                         make one-half of the Payment as of a specified future
                         date. Not later than five business days after the
                         receipt of such notice, Supra and/or Fortex will do as
                         follows:

                              (i) If Curtis has made the Payment in full or in
                              an amount in excess of one-half of the Payment,
                              reimburse Curtis to the extent of one-half or any
                              such excess thereof.

                              (ii) If Curtis has made one-half of the Payment,
                              make the remaining one-half of the Payment to the
                              party entitled thereto or, at the option of Supra
                              and Fortex, to Curtis (in which case Curtis will
                              pay over the amount received from Supra and/or
                              Fortex to the party entitled to receive such
                              Payment not more than one business day after
                              receipt from Supra and/or Fortex).

                              (iii) If Curtis proposes to make the Payment at a
                              specified future date, at the option of Supra and
                              Fortex, make one-half of the full Payment directly
                              to the party entitled thereto or to Curtis (in
                              which case Curtis will pay over the amount
                              received from Supra and/or Fortex to the party
                              entitled to receive such Payment not more than one
                              day after receipt from Supra and/or Fortex).

                                        2

                    (3)  The undertakings and commitments of Supra and Fortex in this Agreement are for the benefit only of Curtis and
                         not for the benefit of any holder or obligee under any
                         of the Loans or any other third party. Supra and Fortex
                         will have no obligation with respect to any Payment
                         except with regard to Curtis and then under the
                         provisions of Sections 2.A and 2.B, and nothing in this
                         Agreement will give any party other than Curtis any
                         claim, right or cause of action against Supra or
                         Fortex.

                    (4)  Curtis will provide Supra and Fortex, within 10 days
                         after the close of each calendar quarter, (i) a
                         statement as to all Payments made during such quarter
                         with respect to the Loans by Curtis, Supra or Fortex
                         and (ii) a good faith estimate as to the Payments then
                         known or expected to be made during the following
                         quarter.

                    (5)  Curtis has delivered to Supra and Fortex copies of all notes, agreements, security agreements, financing
                         statements and guarantees evidencing or securing the
                         Loans and all other instruments, agreements and
                         documents delivered to any party with respect to the
                         Loans and any related collateral ("Loan Documents").
                         The Loan Documents are listed in Schedule 2.E, and the
                         copies delivered are signed by Curtis for
                         identification. Supra and Fortex acknowledge receipt of
                         such copies of the Loan Documents.

                              (i) Without the prior written consent of Supra and
                              Fortex, Curtis will not undertake to modify, amend
                              or supplement any of the Loan Documents or to
                              release, waive or discharge any borrower,
                              guarantor or other party secondarily liable or any
                              collateral, which consent shall not be
                              unreasonably withheld.

                              (ii) Curtis will forward to Supra and Fortex, as
                              received, copies of any documents creating new
                              security for the Loans, any material
                              communications pertaining to any of the Loans, and
                              any and all notices, financial statements or other
                              written information delivered or received by
                              Curtis from time to time with respect to the Loans
                              or the Loan Documents.

                              (iii) Subject to the foregoing, Curtis is entitled
                              to use its reasonable discretion with respect to
                              the exercising or refraining from exercising any
                              rights or taking or refraining from taking any
                              actions

                                        3

                              vested in Curtis by the Loan Documents as now
                              constituted, or which Curtis may be entitled to
                              take or assert under the terms of the Loan
                              Documents as now constituted.

                              (iv) All out-of-pocket costs and expenses,
                              including but not limited to attorneys' fees,
                              court costs and disbursements reasonably incurred
                              or made by Curtis in connection with any of the
                              Loans, the enforcement of any of the provisions of
                              the Loan Agreements or to preserve and protect any
                              security for the Loans, including all
                              disbursements reasonably made by Curtis will be
                              shared 50% by Curtis and 50% by Supra and/or
                              Fortex.

                              (v) If Curtis, Supra or Fortex is sued or
                              threatened with suit by any receiver or trustee in
                              bankruptcy or if any action, claim or demand of
                              any kind is asserted against Curtis, Supra or
                              Fortex in relation to any of the Loan Documents or
                              in respect of any other matter affecting the
                              Loans, any monies reasonably paid or incurred in
                              connection therewith, as well as any costs,
                              expenses and attorneys' fees which Curtis, Supra
                              or Fortex reasonably incur in good faith will be
                              apportioned 50% to Curtis and 50% in total to
                              Supra and Fortex.

               (C)  Additional contributions. In addition to their obligations with respect to the Loans, each of the parties ("Parties")
                    hereto agrees to make to RGS and NARI future capital
                    contributions and/or loans subordinated to other loans
                    ("Contributions") up to the maximum amounts, in the
                    respective forms and in the respective periods specified in detail in Schedule 3. Except as otherwise stated on such
                    Schedule, all such capital contributions will be made 50% by
                    Curtis and 50% in total by Supra and/or Fortex, will be made on terms identical with regard to Curtis on one hand and to
                    Supra and Fortex on the other and will be due and payable if and as called for by the boards of directors of RGS or NARI in accordance with the master agreement ("Master Agreement")
                    entered into as of the date of this Agreement by Curtis,
                    Supra, Fortex, RGS and NARI.

               (D)  Remedies. If any Party fails to make any payment (including any Payment and any Contribution) which it is obligated to make under this Agreement, the other Parties will have the remedies specified in the Master Agreement.

                                        4

               (E)  Representations of Curtis. Curtis represents and warrants to
                    Supra and Fortex as follows:

                    (1)  The financial statements listed in Schedule 5.A and
                         delivered to Supra and Fortex are true, complete and
                         correct, present fairly the financial position of
                         Curtis as of the dates and for the periods indicated
                         and except as stated in any notes thereto or in
                         Schedule 5.A have been prepared in accordance with
                         generally accepted accounting principles applied on
                         consistent bases.

                    (2)  Curtis has previously made to RGS and NARI the capital contributions or other payments described in Schedule
                         5.B and except as shown in Schedule 5.B has not
                         withdrawn any amounts by way of dividend, share
                         redemptions, fees or other payments or otherwise.

                    (3)  The copies of the Loan Documents delivered to Supra and
                         Fortex are true, complete and correct. Except as
                         described in Schedule 5.C, (i) Curtis has not agreed to
                         any amendment of any Loan Document and (ii) Curtis has
                         received no notice and otherwise has no knowledge of
                         the existence of any event which is (or will become if
                         not cured) a default, or event of default under or
                         violation of any Loan Document.

                    (4)  This Agreement has been duly authorized by Curtis and when signed by all parties will constitute a valid and
                         binding legal obligation of Curtis enforceable against
                         it in accordance with its terms, (except as such
                         enforceability may be limited by bankruptcy, moratorium
                         and other laws generally applicable to executory
                         contracts).

                    (5)  This Agreement does not violate or require any consent under the Loan Documents or any other instrument to
                         which Curtis, RGS or NARI is a party or by which any of
                         them or their properties are bound.

               (F)  Representations of Supra and Fortex. Supra and Fortex
                    jointly and severally represent and warrant to Curtis as
                    follows:

                    (1)  The financial statements listed in Schedule 6.A and
                         delivered to Curtis are true, complete and correct,
                         present fairly the financial position of the indicated
                         entity as of the dates and for the periods indicated
                         and except as stated in any note thereto or in Schedule
                         6.A have been prepared in

                                        5

                         accordance with generally accepted accounting
                         principles applied on consistent bases.

                    (2)  This Agreement has been duly authorized by Supra and
                         Fortex and when signed by all parties will constitute a
                         valid and binding legal obligation of Supra and Fortex
                         enforceable against each of them in accordance with its
                         terms, (except as such enforceability may be limited by
                         bankruptcy, moratorium and other laws generally
                         applicable to executory contracts).

                    (3)  This Agreement does not violate or require any consent under any instrument to which Supra or Fortex is a
                         party or by which either of them or its properties is
                         bound.

               (G)  Individual guarantees. The obligations of Supra and Fortex hereunder are jointly and severally guaranteed by certain
                    individuals as specified in Schedule 7. Such guarantees are in a form or forms approved by Curtis (as evidenced by its acceptance thereof) and are being signed and delivered with this Agreement.

               (H)  Miscellaneous.

                    (1)  This Agreement will be for the benefit of and bind each
                         Party and its successors and (to the extent provided
                         herein) assigns. Curtis cannot assign any right
                         hereunder without the written consent of Supra and
                         Fortex, and no Party may assign any obligation
                         hereunder or under the Loan Documents without the
                         written consent of all Parties.

                    (2)  Subject to the provisions of the last sentence of
                         Section 12 of the Master Agreement, this Agreement is
                         to be governed and construed under the laws of Texas
                         (except only to any extent that the laws of Mexico or
                         the Netherlands Antilles require that such laws govern
                         and that such requirement cannot be negated by
                         contract) not including, however, (i) any
                         conflict-of-laws rule of Texas that would direct or
                         refer any such determination to the laws of any other
                         State or country and (ii) any provision of the laws of
                         Texas that would render invalid any provision of this
                         Agreement, and if a provision of the laws of Texas
                         causes such invalidity, then, and in lieu thereof, the
                         applicable provision of law shall be that of such other
                         state or country as does not cause such invalidity
                         having the most substantial contacts with the subject
                         matter that would otherwise have been affected by such
                         invalidity.

                                        6

                    (3)  This Agreement can be amended or modified only by a
                         written instrument signed by each Party.

                    (4)  Any notice or other communication required or permitted under this Agreement will be valid and effective only
                         if given by a written instrument personally delivered
                         or sent by telex, telegraph, registered airmail or
                         certified airmail, postage prepaid, addressed to the
                         Parties at their respective addresses as stated below.
                         Any notice or other communication given as provided in
                         this paragraph, if given personally, will be effective
                         upon delivery; if given by telex or telegraph, will be
                         effective one day after transmission; and, if given by
                         mail, will be effective five days after deposit,
                         correctly addressed, in the mail, but only if actually
                         received by the Party to whom it is intended. Any Party
                         may change the address at which such Party is to
                         receive notice by giving notice to the other Parties as
                         required by this paragraph.

                    (5)  All terms and conditions of this Agreement will be
                         severable so that if any of such provisions is held
                         legally unenforceable by a court of competent
                         jurisdiction all remaining provisions will remain in
                         effect unless the effect of such holding is to defeat
                         or make unenforceable this Agreement or any of the
                         other Agreements as integral parts of a single
                         transaction, as determined, in case of dispute, by
                         judicial determination or arbitration in accordance
                         with Section 12 of the Master Agreement.

                    (6)  No waiver, forbearance or failure by any Party of any right to enforce any provision of this Agreement will
                         constitute a waiver or estoppel of such Party's right
                         to enforce such provision in the future or of such
                         Party's right to enforce any other provision of this
                         Agreement.

                    (7)  This Agreement may be executed in two or more
                         counterparts, each of which will be deemed an original
                         but all of which together will constitute a single
                         instrument.

                    (8)  The captions in this Agreement are for reference only and are not to affect in any way the meaning or
                         interpretation of this Agreement.

                    (9)  Except to the extent that the context may otherwise
                         require, terms used in any of the other Agreements
                         shall have the same meanings herein, defined or given
                         to such terms in any of such other Agreements.

                                        7

          In order to accomplish the foregoing, the Parties have caused this
Agreement to be signed on their behalf by their duly authorized officers as of the date indicated above.

Address for Notice:              THE CURTIS PUBLISHING COMPANY

The Curtis Publishing Company
c/o Clarence C. Ormsby           By /s/ Clarence Ormsby
1000 Waterway Blvd.                 ------------------------------------------
Indianapolis, Indiana 46202      Title: VP Secretary

with copy to:
Stephen Plopper
Klineman, Rose, Wolf & Wallack
2130 One Indiana Square
Indianapolis, Indiana 46204

                                 GRUPO SUPRA, S.A. DE C.V.

Grupo Supra, S.A. de C.V.
Bosques de Ciruelos #190-A203    By: /s/ Xavier Autrey  /s/ Eduardo Holschneider
Bosques de las Lomas                 -------------------------------------------
Mexico 11700, D.F. Mexico        Title: Treasurer       Chairman of the Board

with copy to:
Lic. Roberto Cassis Z.
Noriega y Escobedo, A.C.
Av. Juarez 14-3DEG. y 7DEG. Pisos
Mexico 06050, D.F.

                                 FORTEX CORPORATION N.V.

Fortex Corporation N.V.
Bosques de Ciruelos #190-A203    By: /s/ Eduardo Holschneider
Bosques de las Lomas                 -------------------------------------------
Mexico 11700, D.F. Mexico        Title: Attorney in Fact

with copy to:
Lyon L. Brinsmade
Porter & Clements
3500 RepublicBank Center
Houston, Texas 77002

                                        8

                                 CODE OF BY LAWS

                                       OF

                            RIO GRANDE SERVAAS, INC.

                                    ARTICLE I

Section 1. Name. The name of the Corporation shall be the same as set out in the caption above.

Section 2. The Principal Office. The post office address of the principal office of the Corporation and the resident agent in charge thereof shall be as provided in the Articles of Incorporation as they may be amended from time to time.

Section 3. Seal. The Corporation shall have no need to adopt or to use a corporate seal, but it may do so if it shall so elect. If a seal is adopted, its use shall not be mandatory unless the Board of Directors shall otherwise determine.

Section 4. Accounting. The fiscal year of the Corporation shall end on 12/31

                                   ARTICLE II

                            Meetings of Shareholders

Section 1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such place, within or outside the State of Texas, as may be specified in the respective notices, or waivers of notice, thereof.

Section 2. Annual Meetings. The annual meeting of the shareholders of the
Corporation shall be held at 10:00 A.M. on the last occurring Monday of February each year, if such day is not a legal holiday, and if a holiday, then on the following legal day.

Section 3. Special Meetings.

                                        9

(a) Special meetings of the shareholders may be called at any time by the Board of Directors or by the President upon his own motion or upon the written request of the shareholders holding not less than one (i)fjo) of the shares of stock of the Corporation entitled to vote (euro)t a shareholders' meeting.

(b) At special meetings of the shareholders no business other than that for which the meeting is called shall be trans-acted unless the notice stipulates that if all the shareholders are represented at such meeting, either in person or by proxy, or shall waive notice of the meeting, that other business may be brought before the meeting. In such event, any business which is proper to come before shareholders' meetings may be brought up by the shareholders and acted upon.

Section 4. Notice of Meeting. A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the
President or Secretary of the Corporation to each holder of shares of stock of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation. Notice of any such meeting may be waived in writing by any shareholder if the waiver shall set forth in reasonable detail the purpose or purposes for Which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

Section 5. Vote by Consent. Any action which may be taken by the shareholders at a meeting may be taken by consent if prior to such action all the shareholders shall consent to such action in writing, and such consent shall be filed with or as the minutes of such proceedings of the shareholders.

                                   ARTICLE III

                          Voting Rights of Shareholders

Section 1_. Voting Rights. Every person holding shares of common stock of the
Corporation shall have the right at all meetings of the shareholders to one vote for each share of stock standing in his or her name on the books of the
Corporation.

                                       10

Section 2. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder to a designated attorney in fact.

Section 3. Quorum. At any meeting of the shareholders a majority of the shares of common stock outstanding and entitled to vote at such meeting, represented in person or represented by proxy, shall constitute a quorum.

Section 4. Majority Vote, At all meetings of shareholders all questions shall be determined by a majority vote of the shares present in person or represented by proxy at the meeting, except as may be otherwise provided by law.

Section 5. Closing Books. Only such persons shall be entitled to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation ten (10) days next preceding the date of such share-holders' meeting.

                                   ARTICLE IV

                             The Board of Directors

Section 1. Number. There shall be five (5) Directors of the Corporation.

Section 2. Powers of Board of Directors. The Board of Directors shall be the managers of the Corporation and shall have power to conduct the affairs of the
Corporation in such manner as may comply with the laws of the State of Texas and the Articles of Incorporation of the Corporation. The Board of Directors may
alter or amend these By-Laws by majority vote. The Directors may cause the
Corporation to undertake one (1) or more businesses in fields similar to the businesses previously conducted by the Corporation or in new enterprises or in other areas. The individual members of the Board of Directors shall not be liable for any actions taken by the Board of Directors, unless they shall have acted with gross negligence or out of wanton misconduct in causing or permitting such action to be taken without making due objection thereto.

Section 3. Election and Qualification. Directors need not be shareholders. At the annual meeting of the shareholders, Directors shall be elected by the shareholders. Such Directors shall serve for a term of one (1) year, and they shall hold office until their successors are chosen and qualified.

                                       11

Section 4. Removal of Directors and Vacancies. Any or all members of the Board of Directors may be removed, with or with-out cause, by a vote at a meeting called expressly for that purpose by the holders of a majority of the shares then entitled to vote at an election of Directors. When one or more Directors are so removed, the vacancy or vacancies created thereby shall be filled by vote of the shareholders or their proxies. All other vacancies occurring in the membership of the Board of Directors, including a vacancy caused by an increase in the number of Directors, shall be filled by a majority vote of the remaining members of such Board, although less than a quorum, and any Director so elected shall hold office until the next annual meeting of the shareholders or until his successors have been chosen and qualified. In case of any increase in the number of Directors, the additional Directors shall be elected by a vote of the majority of the shareholders at the next proper meeting of the shareholders.

Section 5. Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of any business.

Section 6. Annual Meeting. The Board of Directors shall hold its regular annual meeting immediately following the annual meeting of the shareholders, and at the same place, unless notice to the contrary has been given. The annual meeting shall be for the organization of the Board of Directors and the election of officers, as well as for consideration of any other business that may be brought before the meeting. Notice of the annual meeting shall not be necessary.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time by a member of the Board of Directors or by the President, upon one (1) day's notice given personally or upon three (3) days' notice given by mail. Special meetings shall be held at such time and place, either within or outside the State of Texas, as shall be stated in the notice of the meeting, given to each Director, either personally, by mailing, or by telegram.

Section 8. Waiver of Notice of Any Meeting. Notice of any meeting of the Board of Directors may be waived in writing, signed by the person or persons entitled to such notice. Attendance by any Director at a meeting of the Board of
Directors, or by means of a conference telephone or other similar communications equipment by which such person can communicate with all other persons participating in the meeting shall constitute presence at the meeting or such person's signing the minutes of such meeting, shall constitute a waiver of notice of such meeting.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if written consent thereto is signed by all members of the Board, or of such committee, as the

                                       12

case may be, and such written consent is filed with or as the minutes of the proceedings of the Board or committee.

Section 10. Voting Rights. Each member of the Board of Directors, present in person at a meeting of the Board, shall be entitled to one (1) vote upon any and all questions properly coming before the meeting.

                                    ARTICLE V

                         The Officers of the Corporation

Section I. Election. At its annual meeting, the Board of Directors may elect a
Chairman of such Board and it shall elect a President, a Secretary and a
Treasurer. The Board of Directors may also elect one or more Vice Presidents of whom one may be elected as Executive Vice President, and such other officers and assistants or employees as it may decide upon. Such officers shall hold office until the next annual meeting of the Board of Directors following their election and until their respective successors shall be elected and qualified, unless sooner displaced by the Board. Any two (2) or more offices may be held by the same person, except that the duties of the Chair-man of the Board, the
President, or Executive Vice President and those of the Secretary shall not be performed by the same person.

Section 2. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, or otherwise, the same shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3. Removal. The Board of Directors may, by a majority vote of the whole
Board, remove any officer.

Section 4. The President. The President shall exercise the general control and supervision over the affairs of the Corporation and over the officers, agents and employees of the Corporation and the President shall be the General Manager of the business of the Corporation. The President shall have power to suspend any officer elected by the Board of Directors until the next meeting of the
Board of Directors, to which meeting the President shall report his actions and the reasons therefor, and in the event of any suspension or the death, absence or inability to act of any such officer, the President may act for or may appoint some person to fill such office, until the next meeting of the Board of
Directors. The President shall sign all Certificates for shares of stock.

                                       13

Section 5. Secretary. Except as otherwise provided by resolution of the Board of
Directors from time to time, the Secretary shall perform all the duties customary to that office. He shall have the care and custody of all the papers, books and records of the Corporation and its corporate seal, or he may entrust custody of the same to one of the other officers. The Secretary shall prepare and enter in the minute book of the Corporation the minutes of all the meetings of the Directors and the shareholders; and shall issue notices of all meetings to the shareholders and to the members of the Board of Directors. The Secretary shall attest to all certificates for shares of stock and, when necessary, he shall normally perform the function of the Secretary in attesting to the signature and capacity of the corporate officers in signing and executing instruments and other documents for and on behalf of the Corporation.

Section 6. Treasurer. The Treasurer shall perform all the duties customary to that office and shall supervise the handling of all money, accounts and securities belonging to the Corporation. He shall keep and have the custody of such books and records as may be required to show the operating and financial condition of the Corporation, and which otherwise may be required for the business purposes of the Corporation. The duties of Treasurer may be performed by any of the other Officers of the Corporation.

Section 7. Other Officers. Other officers, including one or more Vice
Presidents, Assistant Secretaries or other officers of any title, may be elected by the Board of Directors and they shall have such powers and duties as may be determined by the Board of Directors.

Section 8. Delegation of Authority. In case of the absence of any officer of the
Corporation, or for any other reason that the Board may deem sufficient, a majority of the whole Board may transfer or delegate the powers or duties of such officer to any other officer or to any officers for the time being.

Section 9. Salaries. The Board of Directors may at its discretion fix the salaries of all officers.

                                   ARTICLE VI

                           Authorized Shares of Stock

Section 1. Certificates. Each holder of stock of the Corporation shall be entitled to a certificate, signed by the President or Vice President, and by the
Secretary or an Assistant

                                       14

Secretary, certifying the number of shares owned by him, in such form as shall be approved from time to time by the Board of Directors.

Section 2. Transfer of Shares. The stock of the Corporation shall be transferable on the books of the Corporation upon surrender of the Certificate or Certificates representing such shares, properly endorsed, by the registered holder in person or by his duly authorized attorney.

                                   ARTICLE VII

                             Execution of Documents

The President, Executive Vice President, or Vice President, Secretary, or
Treasurer, shall, in the Corporation name, sign all deeds, leases, contracts, mortgages, notes, and other instruments that may be entered into by the
Corporation. The signatures of two officers shall not be necessary to bind the
Corporation.

                                  ARTICLE VIII

                                   Amendments

These By-Laws may be rescinded, changed or amended, upon majority vote of the whole Board of Directors at any regular or special meeting of the Board of
Directors.

                                   ARTICLE IX

                       The Texas Business Corporation Act

The provisions of The Texas Business Corporation Act, applicable to any of the matters not specifically covered by these By-Laws, are hereby, by reference, incorporated in and made a part of these By-Laws.

                                    ARTICLE X

                    Restrictions on Transferability of Stock

                                       15

Section 1. Sale of Shares. In the event that any share-holder in this
Corporation shall desire to sell any or all of his stock, and shall have offered the same for sale and shall have received a bona fide offer for purchase by any outside party, or other shareholder, acceptable to the shareholder desiring to sell, the shareholder shall first notify the Corporation in writing of his intention to so sell the stock. The notification shall give rise to an option in favor of the Corporation to repurchase and redeem the stock. The option shall extend for a period of sixty (60) days from the date of the Notice of Intention to Sell. If the Corporation shall exercise its option, the shareholder desiring to sell shall be obligated to have his stock redeemed by the Corporation, at the same price as the bona fide offer to sell to the outside party or other shareholder, and upon terms agreeable to the selling shareholder, and to the
Corporation.

In the event that the option shall not be exercised by the Corporation, the shareholder desiring to sell must then offer his stock to the other shareholders in this Corporation, at the same price as offered to the Corporation, and in proportion to their share holdings. If one or more of such shareholders decline the offer, then the remaining shareholders shall be entitled to purchase the stock in proportion to their holdings.

If none of the shareholders shall exercise the option within a period of sixty
(60) days from the date of offer to the shareholders, the party desiring to sell shall be free to sell his stock to any outside party or other shareholders, but no such sale shall be made for a price below that for which the stock was offered to the Corporation or the shareholders.

The restriction on resale of stock shall be subject, however, to the following limitation: In the event that the stock is offered for sale to the Corporation or to other share-holders as one block, then the shareholder desiring to sell shall not be obligated to sell less than the entire block, and if the
Corporation or the other shareholders decline to purchase the entire block, then the shareholder desiring to sell may sell the entire block as if neither the
Corporation nor the share-holders had exercised or attempted to exercise their option rights hereunder, but may not sell less than the number of shares comprising the one block, without first having given the Corporation and the other shareholders the right to purchase the number of shares offered for sale.

Section 2. Death of Shareholder. In the event of death of any shareholder, this
Corporation and the remaining shareholders shall be granted an option to purchase the stock of the deceased party on the same basis and conditions as specified in Section 1 of this Article X of these By-Laws hereinabove set forth, as though the deceased party had offered his stock for sale, during life, to the
Corporation. The price in such event shall be equal to the book value of the deceased shareholder's stock. An exercise of the option to purchase the stock shall be made by notice in writing given to the Administrator, Executor, or personal Representative of the deceased shareholder. In the event that the option shall not be exercised, the Estate of the deceased party shall be free to retain the stock, to sell to any outside party, or to transfer it to any person to whom it was designated to be bequeathed by the deceased shareholder. Any successor

                                       16

shareholder shall succeed to the same rights as the original shareholder, and shall be subject to the terms and provisions of these By-Laws.

Section 3. Gifts of Stock. Any of the shareholders of this Corporation shall have the right to transfer, set over, or assign his or her stock by way of gift inter vivos to any member of his immediate family, and any such successor shareholder shall succeed to the same rights as the original shareholder, and shall be subject to the terms and provisions of these By-Laws.

Section 4. Transfer by Operation of Law. No stock in this Corporation shall be pledged, assigned, or otherwise transferred in any manner except as herein provided by the By-Laws of this Corporation.

                                       17